                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )
Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12
--------------------------------------------------------------------------------

                             GENICOM CORPORATION
              (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5) Total fee paid:

    ----------------------------------------------------------------------------
[ ]  Fee paid previously by written preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     ------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------
     3) Filing Party:

     ------------------------------------------------
     4) Date Filed:

     ------------------------------------------------

                             GENICOM CORPORATION

            14800 CONFERENCE CENTER DRIVE, SUITE 400, WESTFIELDS
                          CHANTILLY, VIRGINIA 20151

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD WEDNESDAY, MAY 21, 1997

TO THE HOLDERS OF GENICOM CORPORATION COMMON STOCK:

The annual meeting of stockholders of GENICOM Corporation (the "Company") will be held at the Company's headquarters, 14800 Conference Center Drive, Suite 400, Westfields, Chantilly, Virginia 20151 on May 21, 1997 at 8:30 A.M. Eastern Daylight Time, for the following purposes:

1.   To elect three directors for a one-year term;

2.   To consider and vote upon adoption of the Company's 1997 Stock Option
     Plan;

3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for fiscal year 1997; and

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Whether or not you expect to attend the meeting, please sign, date and return promptly the enclosed proxy. The proxy is revocable and you may vote your shares in person if you attend the meeting and wish to do so.

Your attention is directed to the accompanying proxy statement.

You are cordially invited to attend the meeting,


                                            By Order of the Board of Directors




April 24, 1997                              Robert L. Burrus, Jr., Secretary

                              GENICOM CORPORATION

              14800 CONFERENCE CENTER DRIVE, SUITE 400, WESTFIELDS
                           CHANTILLY, VIRGINIA 20151

                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by GENICOM Corporation, a Delaware corporation (the "Company"), from the holders of the Company's common stock for use at the annual meeting of stockholders to be held on May 21, 1997, and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being sent or given to stockholders on or about April 24, 1997. A copy of the Company's Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 29, 1996, is being mailed with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than their regular compensation, may solicit proxies by telephone, facsimile, telegraph and personal interview. The Company will bear the cost of all solicitation.

On March 31, 1997, the date for determining stockholders entitled to vote at the meeting, there were 11,010,639 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote at the Annual Meeting.

The presence of holders of the majority of the issued and outstanding stock of the Company, in person or by properly executed proxies, is required to constitute a quorum to transact business at the Annual Meeting. Abstentions, votes withheld in the election of directors and broker non-votes are counted as present for purposes of determining a quorum.

The directors shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote at the Annual Meeting, if a quorum is present. With regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors. Approval of the other proposals shall be decided by majority vote of the shares of Common Stock entitled to vote held by stockholders present in person or by proxy. With respect to the adoption of the Company's 1997 Stock Option Plan, stockholders may vote in favor of or against the adoption, or may abstain from voting. With respect to the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year, stockholders may vote in favor of or against the ratification, or may abstain from voting. Abstentions will be counted as votes against in tabulations of the votes cast on these proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Stockholders should specify their choices on the enclosed form of proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy card will be voted FOR the election of all nominees for the office of director, FOR approval of the Company's 1997 Stock Option Plan and FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants.

A stockholder who has returned a proxy may revoke it at any time before it is voted at the Annual Meeting. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a later dated proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to Secretary,

GENICOM Corporation, c/o McGuire Woods Battle & Boothe L.L.P, One James Center, 901 East Cary Street, Richmond, Virginia 23219-4030, Attention: Robert L. Burrus, Jr., Esquire.



                    PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth information as of January 31, 1997, with respect to the ownership of shares of Common Stock by all persons known by the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, each director of the Company, the named executive officers, and directors and executive officers of the Company as a group.


                                                        Shares of             Options
                                                       Common Stock         Excercisable                       Percentage
                                                       Beneficially            Within                              of
Name and Address of Beneficial Owner                    Owned (1)             60 Days            Total            Class
------------------------------------                  --------------       --------------     ------------    --------------
General Electric Company (2)                             1,779,376                   0          1,779,376          14.7%
3135 Easton Turnpike
Fairfield, Connecticut  06431


Piedmont Capital Management Corporation                  1,295,000                   0          1,295,000          10.7%
One James Center, Suite 1400
Richmond, VA   23219


Dimensional Fund Advisors Inc. (3)                         653,400                   0            653,400           5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

FMR Corporation                                            630,000                   0            630,000           5.2%
82 Devonshire Street
Boston, Massachusetts  02109

Don E. Ackerman (4)                                        200,386             100,000            300,386           2.5%
Edward E. Lucente                                           35,000              10,000             45,000            *
Paul T. Winn (5)                                            37,680             469,000            506,680           4.2%
James C. Gale                                                5,000              98,132            103,132            *
Arthur D. Gallo                                                500              10,632             11,132            *
Raymond D. Stapleton                                             0              97,156             97,156            *
B. Garrett Buttner                                               0              36,700             36,700            *


All directors and officers as a group (11 persons)         278,766             891,084          1,169,850           9.7%


*     Indicates beneficial ownership less than 1.0%

(1) All shareholders listed have sole investment and voting power except:
    Mr. Winn, who has 23,680 shares with shared voting and investment power with his spouse; and Mr. Lucente, who has 7,000 shares with shared voting and investment power with his spouse.

(2) Includes 262,209 shares owned by General Electric Investment Corporation, the administrator of General Electric Pension Trust, General Electric Insurance Plan Trust and General Electric Medical Care Trust. General Electric Company disclaims beneficial ownership of these shares.

(3) Based solely on our review of Form 13G, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 653,400 shares of GENICOM Corporation stock as of December 29, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) Includes 54,000 shares held in family trusts, of which Mr. Ackerman disclaims beneficial ownership.

(5) Includes 14,000 shares owned by Mr. Winn's children, of which Mr. Winn disclaims beneficial ownership.




                             ELECTION OF DIRECTORS

The terms of Messrs. Don E. Ackerman, Edward E. Lucente and Paul T. Winn as directors of the Company will expire at the time of the 1997 Annual Meeting. The Company proposes the re-election of each of Messrs. Ackerman, Lucente and Winn for a term ending at the 1998 Annual Meeting.

Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board of Directors may designate.

DON E. ACKERMAN, 63, Chairman of the Board of Directors and a director since the Company was founded in 1983, is currently the President of Chandelle Ventures, Inc., a private investment company. Mr. Ackerman serves as a director of Schlumberger Ltd.

EDWARD E. LUCENTE, 57, a director of the Company since 1993, is currently Chief Executive Officer and President of Liant Software Corporation. Prior to assuming this position, he was a marketing consultant from 1994 until 1995. Previously, Mr. Lucente served as Vice President of Sales and Marketing of Digital Equipment Corporation ("DEC") from 1993 until 1994. Prior to joining DEC, he was the Executive Vice President of Northern Telecom Limited from 1991 until 1993. Mr. Lucente serves as a director of Information Resources, Inc. and Compuserve, Inc.

PAUL T. WINN, 52, President and Chief Executive Officer of the Company since his employment with Genicom in April 1990, has been a director since May 1990. Mr. Winn serves as a director of Indigo NV.

                       CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held 5 meetings during the fiscal year ended December 29, 1996. All Board of Directors members attended at least 75% of the aggregate of the total number of Board of Directors meetings plus meetings of committees of which they were members. In addition, the Board of Directors took action by unanimous consent on numerous occasions during the fiscal year ended December 29, 1996.

The Board of Directors has an Audit Committee which is responsible for reviewing the adequacy of the Company's internal accounting controls, as well as the independent auditors' proposed audit scope, conducting a post-audit review of the audit findings and the Company's financial statements and performing other oversight functions as requested by the Board of Directors. During the 1996 fiscal year, the Audit Committee, which was composed of Messrs. Ackerman and Lucente, held 3 meetings.

The Board of Directors also had a Compensation Committee which was disbanded on February 22, 1996. This committee was responsible for setting overall policies that governed the Company's compensation programs, administering the Company's Stock Option Plan and the Incentive Compensation Plan and establishing the cash compensation of executive officers. Currently, the Board of Directors handles all compensation matters.

During the 1996 fiscal year, the Board of Directors did not have a nominating committee. The Chairman of the Board receives annual compensation of $65,000. Directors who are not employees receive annual compensation of $10,000. Employees who are also directors do not receive directors' fees.



                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

The Summary Compensation Table on page 6 reports the compensation for the past three years of the Company's Chief Executive Officer ("CEO"), and the Company's four most highly compensated executive officers other than the Chief Executive Officer, who were serving as executive officers at the end of the l996 fiscal year.

OPTION/SAR GRANTS TABLE

The Company has in effect an employee stock option plan pursuant to which options to purchase Common Stock of the Company are granted to officers and other key employees of the Company and its subsidiaries. The table on page 7 shows stock option grants during the 1996 fiscal year to the CEO and the four most highly compensated executive officers other than the Chief Executive Officer ("named executive officers").


AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

The table on page 7 shows information concerning the fiscal year-end value of unexercised options held by the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                              --------------------------------------
                                               ANNUAL COMPENSATION                       AWARDS             PAYOUTS
                                     -------------------------------------------------------------------------------
                                                                    Other
Name                                                                Annual       Restricted                            All Other
and                                                                Compen-        Stock                      LTIP        Compen-
Principal                                                           sation       Award(s)      Options/     Payouts      sation
Position                    Year      Salary ($)   Bonus ($)(a)       ($)          ($)          SARs(#)       ($)        ($)(b)
--------------------------------------------------------------------------------------------------------------------------------
P. T. WINN                  1996       333,269             0         21,322                      20,000                  83,809
President and               1995       311,062       193,320                                     25,000                  25,618
CEO                         1994       288,465       146,253                                    100,000                  18,102

J. C. GALE                  1996       188,808             0         22,433                      13,160                   4,750
Sr. V-Pres                  1995       182,956        51,156                                     17,500                  39,557
Finance and CFO             1994       158,742        48,750                                                             11,513

A. D. GALLO                 1996       175,000             0           4,905                     13,160                  20,635
Corporate V-Pres            1995       149,427        30,363                                     20,000                   3,650
and Gen Mgr.
Document Solutions

R. D. STAPLETON             1996       157,750             0           7,473                      4,280                   4,750
Sr. V-Pres                  1995       155,764        42,261                                     12,000                   3,650
Marketing & Sales           1994       144,290        43,876                                     10,000                   1,004
Enterprising Service
Solutions

B. G. BUTTNER               1996       130,000             0         17,557                       3,000                   4,388
V-Pres and Gen Mgr.         1995       130,100        30,875                                      9,000                   3,650
Annuities                   1994        97,881        37,360                                     20,000                   1,132

(a) Mr. Winn's 1995 bonus includes $157,500 incentive compensation award and $35,820 supplemental salary program award. For all other listed officers, 1995 bonuses were incentive compensation awards. All bonuses were incentive compensation awards in 1994.

(b) Includes for Mr. Winn: $79,059 for temporary living expenses in 1996, $21,968 for relocation costs in 1995 and $17,202 for personal living expenses in 1994 and $4,750, $3,650 and $900 for 401(k) matching contributions in 1996, 1995 and 1994, respectively. Includes for Mr. Gale:
    $35,907 and $10,613 for relocation costs in 1995 and 1994, respectively and $4,750, $3,650 and $900 for 401(k) matching contributions in 1996, 1995 and 1994, respectively. Includes for Mr. Gallo: $15,895 for relocation costs in 1996 and $4,740 and $3,650 for 401(k) matching contributions in 1996 and 1995, respectively. Includes for Mr. Stapleton: $4,750, $3,650 and $1,004 for 401(k) matching contributions in 1996, 1995 and 1994, respectively. Includes for Mr. Buttner: $4,388, $3,650 and $1,132 for 401(k) matching contributions in 1996, 1995 and 1994, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                              Potential Realizable Value
                                                                                               at Assumed Annual Rates of
                                                                                               Stock Price Appreciation
                                                Individual Grants                                 for Option Term ($)
                     ------------------------------------------------------------------------------------------------------
                      Number of
                      Securities     % of Total
                      Underlying    Options/SARs
                      Options/       Granted to     Exercise or   Market
                       SARs           Employees      Base Price    Price       Expiration
 Name                Granted(a)     in Fiscal Year     ($/Sh)      ($/Sh)        Date          0%         5%         10%
----------------------------------------------------------------------------------------------------------------------------
 P. T. WINN               20,000          7.78%         3.825       4.50       1-19-2006     13,500     70,100    156,937
 J. C. GALE               13,160          5.12%         3.825       4.50       1-19-2006     8,883      46,126    103,264
 A. D. GALLO              13,160          5.12%         3.825       4.50       1-19-2006     8,883      46,126    103,264
 R. D. STAPLETON           4,280          1.67%         3.825       4.50       1-19-2006     2,889      15,001     33,584
 B. G. BUTTNER             3,000          1.17%         3.825       4.50       1-19-2006     2,025      10,515     23,540

(a) The options vest at a 20% annual rate beginning one year after the grant date.


--------------------------------------------------------------------------------

   AGGREGATED OPTION/SAR EXERCISES IN LAST FY AND FY-END OPTION/SAR VALUES




                                                                       Number of
                                                                       Securities                  Value of
                                                                       Underlying                 Unexercised
                                                                       Unexercised                In-The-Money
                                                                     Options/SARs at            Options/SARs at
                                                                       FY-End (#)               FY-End ($) (a)
                       Shares Acquired                                 Exercisable/               Exercisable/
 Name                  on Exercise (#)    Value Realized ($)          Unexercisable              Unexercisable
 -----------------------------------------------------------------------------------------------------------------
 P. T. WINN                   0                    0                430,000/140,000           1,168,750/312,500
 J. C. GALE                   0                    0                  89,000/39,160              194,125/60,250
 A. D. GALLO                  0                    0                   4,000/29,160                6,500/26,000
 R. D. STAPLETON              0                    0                  88,900/29,880              239,675/62,450
 B. G. BUTTNER                0                    0                  30,300/29,200               81,975/66,650

(a)  Based on fair market value of $3.75 per share at fiscal year end.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The Company has an employment agreement with Mr. Winn, the President and CEO. Upon termination without cause, the Company will pay Mr. Winn the then existing base salary and benefits until the earlier of twenty-four months or the date of his employment with another entity. In the event Mr. Winn becomes employed prior to the end of the twenty-four month severance period, the Company will pay 25% of the remaining unpaid monthly payments in final settlement and benefits would cease.

The named executive officers have been granted options under the Company's Stock Option Plan which include a provision accelerating exercisability of the options in the event the Company terminates the officer's employment within 13 months following a change of control of the Company. The same provision applies if the officer leaves the Company during this time period following a reduction in compensation.



                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

The Board of Directors (the "Board") is currently responsible for setting overall policies that govern the Company's compensation programs, administering the Company's Stock Option Plan and the Incentive Compensation Plan and establishing the cash compensation of executive officers. Prior to February 22, 1996 the Compensation Committee was responsible for these functions.
Section 162(m) of the Internal Revenue Code places a $1 million per person limitation on the tax deduction the Company may take for compensation paid to its Chief Executive Officer and its four other highest paid employees unless, in general, the compensation constitutes performance-based compensation as defined by the Internal Revenue Code. To the extent that any compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances. The Board would expect to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent possible.

The Board's philosophy regarding executive compensation seeks to align executive compensation with Company values and objectives, business strategy, management initiatives and business financial performance. To act on this philosophy, the focus is on the following goals and objectives:

- To attract and retain key executives critical to the long-term success of the Company and each of its business units.
- To reward executives for long-term strategic management and the enhancement of shareholder value.
- To integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes.
- To provide a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to its industry performance.


ANNUAL COMPENSATION

The annual compensation program consists of cash, management awards and officer perquisites. The Board determines salary ranges for executive officers based on surveys of salary data regarding similar positions held by executives in similar sized companies (some of which companies may not be included in the Computers, Subsystems and Peripherals Industry Group referred to in the Performance Graph) in the computer printer and other peripherals industry. The Board intends for salaries to remain at or near the industry median. Actual salary changes are primarily based upon the Company's financial performance and to a lesser extent the survey of salary data. Due to job performance and adjustments for market changes some executive salaries were raised in fiscal year 1996.

The Board has authorized the CEO to pay special, one-time event management awards to, among others, executive officers to reward notable achievements that contribute to significant improvements in quality, productivity, customer service, cost control, or the work environment. Determination of such awards is subjective and thus not tied to specific criteria. During 1996, a total of $77,669 in such awards were paid to 83 employees.


LONG-TERM INCENTIVE COMPENSATION

The Company provides long-term incentives through stock options, and the GENICOM Retirement Savings Plan which is qualified under Section 401(k) of the Internal Revenue Code.

INCENTIVE COMPENSATION PLAN

In fiscal year 1984, the Company adopted an Incentive Compensation Plan ("IC Plan"). The Board reviews and approves the participation of executive officers and key employees in the IC Plan. Payments under the IC Plan are contingent upon the Company's substantial achievement of certain corporate performance criteria. If these objectives are met, the payment is determined by the achievement of a combination of corporate goals and specific functional objectives. Corporate goals are weighted at 70% of the aforementioned combination, while functional objectives comprise 30%. Corporate goals focus on the Company's sales, net income, working capital investment and debt levels, while the functional objectives vary depending on the officer's position. The Board approves these criteria each year.

The IC Plan is funded from a pre-set portion of the Company's pre-tax net income. The Board approves the IC Plan award value each year as a percentage of base salary. Each participant, depending on position, could potentially receive an award equal to a percentage of salary ranging from 15% to 70%, in the case of the CEO. The Board has broad authority to alter the manner in which payments are made in any given year based on performance. The Board did not make awards for fiscal year 1996 because the Company did not substantially achieve targeted corporate performance criteria.

STOCK OPTION PLAN

Under the Stock Option Plan (the "Plan"), the Board grants stock options annually with the objective of aligning executive officers' long-range interests with those of the stockholders. Management makes recommendations to the Board regarding the number of stock options awarded and to whom the stock options are given. Management considers the amount and terms of the options already held by the executive officer. Management's methodology used to make recommendations are not based on specific criteria. Instead its goal is to achieve the retention of key employees by providing them with the opportunity to build a meaningful investment in the Company. The Board believes that the Plan encourages superior performance that can result in significantly enhanced shareholder value.


CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee members determined the CEO's compensation for fiscal year 1996. The CEO's salary was primarily based upon the Company's financial performance and to a lesser extent the review of the salaries of CEOs for companies with comparable sales and upon the Board of Directors' review of the CEO's performance. Due to the Company's performance and competitive market changes in 1995, the Compensation Committee increased the CEO's salary in 1996.

The Board grants stock options to the CEO annually under the Company's Stock Option Plan in order to promote long-term retention and to balance the risk/reward element of the position. In determining the number of shares to be awarded as stock options in fiscal year 1996, the Board considered the amount concurrently awarded to the other officers and the performance of the CEO. In January 1996, the Board granted the CEO an option to purchase 20,000 shares of common stock.

The Compensation Committee established a supplemental salary program to the benefit of the CEO, effective January 2, 1995. Under this program the CEO will receive for 1995 and 1996 a salary supplement equal to 1% of the increase in net income of the Company over the preceding year. The salary supplement for each year will be paid within thirty days of the Company's release of annual earnings for such year. The CEO did not receive any payment for 1996 pursuant to this program.

                               BOARD OF DIRECTORS
                           Don E. Ackerman, Chairman
                               Edward E. Lucente
                                  Paul T. Winn



                               PERFORMANCE GRAPH

Set forth on page 11 is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the National Association of Securities Dealers Automated Quotations ("NASDAQ") Stock Index and the Computers, Subsystems and Peripherals Industry Group created by Media General Financial Services, Inc.

                                              Comparison of Five-Year Cumulative Return
                                                     Among GENICOM Corporation,
                                                      NASDAQ Stock Index and the
                                         Computers, Subsystems and Peripherals Industry Group

   Measurement Period                                                              Computers, Subsystems
 --------------------                    GENICOM                                      and Peripherals
 (Fiscal Year Covered)                 Corporation       NASDAQ Stock Index           Industry Group
 ---------------------                 -----------       ------------------           --------------
   Measurement Point 12/29/91               100                     100                     100

          FYE 12/29/92                    120.00                   87.77                   100.98
          FYE 12/29/93                    133.33                   100.20                  121.13
          FYE 12/29/94                    266.67                   120.73                  127.17
          FYE 12/29/95                    546.67                   168.39                  164.96
          FYE 12/29/96                    400.00                   228.23                  204.98



                              CERTAIN TRANSACTIONS

OFFICERS. On August 26, 1996 the Company extended Mr. Winn a loan in the amount of $175,000. Under the terms of the promissory note, the principal amount, plus interest accrued at a rate of 5.1875% per annum, was due on March 31, 1997. The due date was subsequently extended to May 15, 1997. On March 31, 1997 Mr. Winn paid in full the owed principal amount plus interest.



                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms.

Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during fiscal year 1996 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with except that Messrs. Don E. Ackerman, Edward E. Lucente and Arthur D. Gallo did not complete one report each in a timely manner for stock purchases made in 1996.



                     PROPOSAL 1 - ADOPTION OF THE COMPANY'S
                             1997 STOCK OPTION PLAN

INTRODUCTION

The Board of Directors has adopted and recommends that you vote for approval of the Genicom Corporation 1997 Stock Option Plan. A brief summary of the Stock Option Plan follows, with the full text printed in Exhibit A. Exhibit A contains definitions for capitalized terms used in this summary.

The Stock Option Plan is intended to further the long term stability and financial success of the Company by attracting and retaining key employees through the use of Options. It is believed that ownership of Company Stock through the exercise of Options granted under this Stock Option Plan will stimulate the efforts of those employees upon whose judgment and interests the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Options granted to such employees under this Plan will strengthen their desire to remain employed with the Company and will further the identification of those employees' interests with those of the Company's stockholders. The Stock Option Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 and is also structured so that it can be operated in compliance with Section 162(m) of the Internal Revenue Code.

The Company has had a stock option program for key employees for some time. However, only a limited number of shares are available for grants under the Previous Plan and the Previous Plan expires later this year. The Stock Option Plan is designed to replace the Previous Plan.

The Common Stock is traded on the NASDAQ Stock Market and on April 4, 1997, the closing price was $4.6875.

ADMINISTRATION OF THE STOCK OPTION PLAN; ELIGIBILITY

The Stock Option Plan will be administered by the Board. The Board may delegate administration of the Stock Option Plan to a Committee, consisting of not less than two members of the Board, appointed by the Board. All present and future employees of the Company or its Subsidiaries are eligible to receive Options under the Stock Option Plan if the Board determines that an employee has contributed, or can be expected to contribute, significantly to their employer. The Board has the power and complete discretion to select eligible employees to receive the Options and to determine for each employee the terms and conditions of each Option. Approximately 1660 employees are currently eligible to receive awards under the Stock Option Plan.

AMOUNT OF COMPANY STOCK AVAILABLE FOR OPTIONS

The total shares of Company Stock for which Options may be granted under the Stock Option Plan shall be three hundred thousand (300,000) shares, plus (i) any shares of Company Stock for which options have not been granted under the Previous Plan, and (ii) shares of Company Stock allocable to options or portions thereof under the Previous Plan that expire or otherwise terminate unexercised after the effective date of the Stock Option Plan. Shares of Company Stock that may be subject to Options under the Stock Option Plan may be
(i) authorized but unissued shares; or, (ii) shares reacquired at any time and now or hereafter held as treasury stock. Shares allocable to Options or portions thereof granted under the Stock Option Plan that expire or otherwise terminate unexercised may be subjected to new awards under the Stock Option Plan. No Participant may be granted Options for more than two hundred thousand (200,000) shares of Company Stock during any single taxable year.

TYPES OF OPTIONS THAT MAY BE GRANTED UNDER THE STOCK OPTION PLAN; EXERCISE

The following types of  Options may be granted under the Stock Option Plan:
Incentive Stock Options and Nonstatutory Stock Options.

Incentive Stock Options. The Board may grant Incentive Stock Options to eligible employees and establish the terms and conditions for the grant and the exercise of the Options. Incentive Stock Options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code. The exercise price of shares of Company Stock covered by an Incentive Stock Option may not be less than 100% of the Fair Market Value of such shares on the Date of Grant (110% of Fair Market Value if the Incentive Stock Option is granted to an employee who is a 10% Stockholder).

Nonstatutory Stock Options. The Board may grant Nonstatutory Stock Options to eligible employees and establish the terms and conditions for the grant and the exercise of the Options. Nonstatutory Stock Options do not qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code. The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option may not be less than 85% of the Fair Market Value of such shares on the Date of Grant.

Exercise. Options granted under the Stock Option Plan may, once exercisable in accordance with their terms, be exercised through payment of the exercise price for the shares to be purchased in the manner specified in the stock option agreement. The agreement may specify payment in cash, through delivery of already owned shares, through withholding of option shares, through delivery of an irrevocable exercise notice, or by promissory note, which may be secured or unsecured in the discretion of the Board.

TRANSFERABILITY OF OPTIONS; MODIFICATION OF OPTIONS

Options, by their terms, will not be transferable except by will or by the laws of descent and distribution and will be exercisable, during the Participant's life, only by the Participant; provided, however, that

Nonstatutory Stock Options may be transferable to the extent specifically provided in the stock option agreement.

The terms of any Option may provide for the Option to become fully exercisable or vested upon a Change of Control.

TERM; MODIFICATION OF STOCK OPTION PLAN

The Stock Option Plan became effective as of March 19, 1997. Participants cannot exercise any Options granted until stockholders approve the Stock Option Plan and federal and state securities laws requirements are met. The Stock Option Plan will terminate at the close of business on March 18, 2007, unless the Board terminates it prior to that date.

The Board can amend or terminate the Stock Option Plan, except that only the stockholders can approve amendments that would (i) increase the number of shares of Company Stock that are reserved and available for issuance pursuant to Options under the Stock Option Plan (except for certain changes which are made pursuant to Section 10 of the Stock Option Plan in the event of stock dividends or other changes in the Company's capital structure); (ii) materially change which employees are eligible to participate in the Stock Option Plan; or
(iii) materially increase the benefits accruing to employees under the Stock Option Plan. However, the Board can amend the Stock Option Plan as necessary and without stockholder approval to ensure that the Stock Option Plan complies with Rule 16b-3 and Section 162(m) of the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

A Participant will not incur federal income tax liabilities when granted a Nonstatutory Stock Option or an Incentive Stock Option.

Upon exercise of a Nonstatutory Stock Option, the Participant, in most circumstances, will be treated as having received ordinary income equal to the difference between the Fair Market Value of the Company Stock on the date of the exercise and the price of the Option. This income is subject to income tax withholding by the Company. No income is received for tax purposes when an Incentive Stock Option is exercised, unless the Participant is subject to the alternative minimum tax.

The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of a Nonstatutory Stock Option recognizes ordinary income. As stated above, this usually occurs upon exercise of Nonstatutory Stock Options.

No deduction is allowed in connection with an Incentive Stock Option unless the Participant disposes of Company Stock received upon exercise in violation of the holding period requirements. Also the deduction is not allowed under certain circumstances upon the exercise of an Option that has been accelerated as a result of a Change of Control.

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends a vote "FOR" Proposal 1 to approve the adoption of the Genicom Corporation 1997 Stock Option Plan.

                      PROPOSAL 2 - TO RATIFY SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as independent certified public accountants of the Company for the 1997 fiscal year and has directed a vote of stockholders be taken to ascertain their approval or disapproval of that selection. In the event the stockholders do not ratify the appointment of Coopers & Lybrand L.L.P., the Board of Directors will consider selection of other independent certified public accountants.

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends a vote "FOR" Proposal 2 to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for the 1997 fiscal year.

Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


                                 OTHER BUSINESS

If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper. Presently management does not know of any other business which will be presented at the meeting.



                   PROPOSALS BY STOCKHOLDERS FOR PRESENTATION
                                AT 1998 MEETING

Proposals that any stockholder intends to present at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 25, 1997.

                                            By Order of the Board of Directors




April 24, 1997                              Robert L. Burrus, Jr., Secretary

                                                                       EXHIBIT A







                              GENICOM CORPORATION

                             1997 STOCK OPTION PLAN









                              As Adopted Effective
                                 March 19, 1997

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----
1.   Purpose                                                              1

2.   Definitions                                                          1

3.   Stock                                                                3

4.   Eligibility                                                          3

5.   Stock Options                                                        4

6.   Method of Exercise of Options                                        5

7.   Nontransferability of Options                                        5

8.   Effective Date of the Plan                                           6

9.   Termination, Modification, Change                                    6

10.  Change in Capital Structure                                          6

11.  Administration of the Plan                                           7

12.  Notice                                                               7

13.  Interpretation                                                       8

                              GENICOM CORPORATION

                             1997 STOCK OPTION PLAN


1. PURPOSE. The purpose of this Genicom Corporation 1997 Stock Option Plan is to further the long term stability and financial success of Genicom Corporation by attracting and retaining key employees through the use of stock options. It is believed that ownership of Company Stock through the exercise of stock options granted under this Plan will stimulate the efforts of those employees upon whose judgment and interests the Company is and will be largely dependent for the successful conduct of its business. It is also believed that stock options granted to such employees under this Plan will strengthen their desire to remain employed with the Company and will further the identification of those employees' interests with those of the Company's stockholders. The Plan is intended to continue the stock option program initially established under the Previous Plan. The Plan also is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 and Code
       section 162(m).


2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:


       (a)    "Act" means the Securities Exchange Act of 1934, as amended.

       (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with the exercise of a Nonstatutory Stock Option.

       (c)    "Board" means the Board of Directors of the Company.

       (d) "Change of Control" means the occurrence of any of the following events:


              (i) A third person, including a "group" as defined in Section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company Stock having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company. An acquisition shall be excluded if made by the Company, a Subsidiary or a Company employee benefit plan;

              (ii) A reorganization, merger or consolidation in which the beneficial owners of the Company Stock and voting securities of the Company immediately prior thereto do not immediately thereafter beneficially own, directly or indirectly, more than 75% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the corporation resulting from such organization, merger or consolidation; or


              (iii) A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

       (e)    "Code" means the Internal Revenue Code of 1986, as amended.

       (f)    "Committee" means the Committee of the Board referred to in
              Section 11.

       (g)    "Company" means Genicom Corporation, a Delaware corporation.

       (h) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 10), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

       (i) "Date of Grant" means the date on which an Option is granted under the Plan.

       (j) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to a Nonstatutory Stock Option, the Board shall determine whether a Disability exists and such determination shall be conclusive.

       (k)    "Effective Date" means March 19, 1997, subject to provisions of
              Section 8 of the Plan.

       (l) "Employer" means the Company and each Subsidiary that employs one or more Participants.

       (m) "Fair Market Value" per share of Company Stock as of any day means the average of the closing prices of sales of shares of Company Stock on all the national securities exchanges on which the Company Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Company stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Company Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization.

       (n) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

       (o) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

       (p) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

       (q) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

       (r) "Participant" means any employee of the Company or a Subsidiary who receives an Option under the Plan.

       (s) "Previous Plan" means the Genicom Corporation Stock Option Plan, as amended and restated effective February 7, 1991, and as subsequently amended.

       (t) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

       (u) "Subsidiary" means another corporation in which the Company owns stock possessing at least 50 percent of the combined voting power of all classes of stock.

       (v) "Taxable Year" means the fiscal period used by the Company for reporting taxes on income under the Code.

       (w) "10% Stockholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

3. STOCK. Subject to Section 10 of the Plan, the total shares of Company Stock for which Options may be granted under the Plan shall not exceed in the aggregate 300,000 shares of Company Stock, plus the number of shares of Company Stock for which options have not been granted under the Previous Plan as of the Effective Date. In addition, shares of Company Stock allocable to options or portions thereof under the Previous Plan that expire or otherwise terminate unexercised after the Effective Date may be subjected to an Option under the Plan, and shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised under this Plan may again be subjected to an Option under the Plan. The shares of Company Stock that may be subject to Options under the Plan may either be authorized but unissued shares, or shares reacquired at any time and now or hereafter held as treasury stock as the Board may determine. No Participant shall be granted Options for more than 200,000 shares during any single taxable year.


4.     ELIGIBILITY.


       (a) All present and future employees of the Company or a Subsidiary (whether now existing or hereafter created or acquired) whom the Board determines has contributed or whom the Board determines can be expected to contribute significantly to the Company or a Subsidiary shall be eligible to receive Options under the Plan. The Board shall have the power and complete discretion, as provided in Section 11, to select eligible employees to receive Options and to determine for each employee the terms and conditions of each Option.

       (b) The grant of an Option shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

5.     STOCK OPTIONS.


       (a) The Board may make grants of Options to Participants. Whenever the Board deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement.

       (b) The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided, however, that if an Incentive Stock Option is granted to a Participant who is a 10% Stockholder, then the exercise price of the shares covered by the Incentive Stock Option shall not be less than 110% of the Fair Market Value of each shares on the Date of Grant. The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall not be less than 85% of the Fair Market Value of such shares on the Date of Grant.

       (c) Options may be exercised in whole or in part at such times as may be specified by the Board in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in no event be more liberal than the following provisions:

              (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

              (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

       (d) The Board may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

6.     METHOD OF EXERCISE OF OPTIONS.


       (a) Options may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that to the extent the Participant's stock option agreement so provides, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if allowed by the terms of the Option, Applicable Withholding Taxes, or (iv) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Board at the time of exercise. The interest rate under any such promissory note shall be established by the Board and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

       (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no stockholder rights with respect to the shares.

       (c) Each Participant shall agree as a condition of the exercise of an Option, to pay to the Company, or make arrangements satisfactory to his or her Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.

       (d) As an alternative to making a cash payment to satisfy Applicable Withholding Taxes, the Participant may, to the extent the Participant's stock option agreement so provides, elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Board.

7. NONTRANSFERABILITY OF OPTIONS. Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however that Nonstatutory Stock Options may be transferable to the extent specifically provided in the stock option agreement.

8. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is March 19, 1997. The Plan shall be submitted to the stockholders of the Company for approval. Until (i) the Plan has been approved by the Company's stockholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Option granted under the Plan shall be exercisable.


9. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 18, 2007. No Options shall be granted under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Options granted under the Plan (except pursuant to Section 10), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the stockholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Options with respect to Participants as it deems appropriate to ensure compliance with Rule 16b- 3 and to cause Incentive Stock Options to meet the requirements of the Code, including Code sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding two sentences, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Option previously granted to him or her.


10.    CHANGE IN CAPITAL STRUCTURE.


       (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price, the annual award limit for a Participant under Section 4, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

       (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions with respect to outstanding Options as the Board deems appropriate.

       (c) Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any Participant, and the Board's determination shall be conclusive and binding on all persons for all purposes.

11.    ADMINISTRATION OF THE PLAN.


       (a) The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. The Board may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

       (b) The Board may delegate administrative responsibilities to a Committee, consisting of not less than two members of the Board appointed by the Board (the "Committee"). The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. The Board may abolish the Committee at any time and revest the administration of the Plan in the Board. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Certificate of Incorporation and Bylaws.

       (c) The Board shall have the power and complete discretion to determine (i) which eligible employees shall receive Options and the nature of each Option, (ii) the number of shares of Company Stock to be covered by each Option, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the time or times when an Option shall be granted, (v) whether an Option shall become vested over a period of time and when it shall be fully vested, (vi) when Options may be exercised, (vii) whether a Disability exists, (viii) the manner in which payment will be made upon the exercise of Options, (ix) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (x) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Employer withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xii) any additional requirements relating to Options that the Board deems appropriate. Notwithstanding the foregoing, no "tandem stock Options" (where two stock Options are issued together and the exercise of one Option affects the right to exercise the other Option) may be issued in connection with Incentive Stock Options. The Board shall have the power to amend the terms of previously granted Options that were granted by the Board so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Option.

       (d) The Board may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive as to any Participant. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

12. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed



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

       first class, postage prepaid, as follows (a) if to an Employer - at the principal business address of the Company to the attention of the Chief Financial Officer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.


13. INTERPRETATION. This Plan shall be subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options and deductibility of compensation under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware without regard to choice of law provisions.



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